EXHIBIT 32.1
SECTION 1350 CERTIFICATIONS
In connection with the Annual Report of USG Corporation (the “Corporation”) on Form 10-K, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James S. Metcalf, Chairman, President and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

February 10, 2016	/s/ James S. Metcalf
James S. Metcalf
Chairman, President and Chief Executive Officer